EXHIBIT 10.2

Lock-Up Agreement

November 21, 2006

Stifel, Nicolaus & Company, Incorporated

One Financial Plaza

501 North Broadway

St. Louis, MO 63102

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in satisfaction of a condition of the purchasers (the “Purchasers”) in the securities purchase agreement (the “Purchase Agreement”) to be entered into by IBERIABANK Corporation, a Louisiana corporation (the “Company”), and the Purchasers, pursuant to which the Investors will agree to purchase shares (the “Shares”) of common stock, par value $1.00 per share, of the Company (the “Common Stock”).

The undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that the Securities and Exchange Commission (the “Commission”) declares effective the registration statement registering the Shares for resale as contemplated by the Purchase Agreement (the “Resale Registration Statement”), the undersigned will not, without your prior written consent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) above. The foregoing sentence shall not apply to (a) the registration of the Shares pursuant to the Resale Registration Statement, (b) the filing of a registration statement on Form S-4 in connection with the Company’s recently announced transactions with Pulaski Investment Corporation and Pocahontas Bancorp, Inc., (c) transfers to an immediate family member of the undersigned or a trust for the direct or indirect benefit of the undersigned and/or an immediate family, provided in the case of this clause (c) that (i) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement, (ii) any such transfer does not involve a disposition for value, (iii) any such transfers are not required to be reported in any public report or filing with the Commission or otherwise and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer or (d) the surrender of shares to the Company by the undersigned in satisfaction of all or a portion of the exercise price with respect to a stock option outstanding on the date hereof (it being understood that the shares of Common Stock acquired upon any such exercise are subject to the provisions of this Lock-Up Agreement). [Notwithstanding anything in the foregoing to the contrary, Stifel Nicolaus agrees to allow the undersigned to sell or pledge as security for a bona fide loan shares of Common Stock held by the undersigned during the Lock-Up Period in an aggregate amount not in excess of * shares, provided that any such sales are at prices above $52.00 per share and are made in a manner reasonably designed to minimize any negative impact on the subject offering or the public market for the Common Stock.]1 For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law or sister-in-law of the undersigned.

The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without your prior written consent, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the transactions contemplated by the Purchase Agreement.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

*     *     *

*	Mr. Byrd – 20,000 shares; Ms. Abell – 5,000 shares;

Mr. Barton – 2,500 shares; Mr. Breaux – 1,000 shares;

Mr. Shea – 5 ,000 shares; Mr. Brown — 8,000 shares;

Mr. Davis – 7,000 shares; and Ms. Burch – 3,000 shares.

[1]	To be agreed on a case by case basis with individuals showing a need for liquidity.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs and personal representatives of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Purchase Agreement is terminated prior to the completion of the issuance, sale and purchase of the Common Stock in accordance with the terms thereof.

Yours very truly,

Name: